Exhibit 21    LIST OF SUBSIDIARIES

2089729 Ontario, Inc.
2248848 Ontario Inc.
3065619 Nova Scotia Company
3257959 Nova Scotia Company
3901858 Canada, Inc.
896988 Ontario Inc.
Accupath Diagnostic Laboratories, Inc.
Beacon Laboratory Benefit Solutions, Inc.
CannAmm GP Inc.
CannAmm Limited Partnership
Centrex Clinical Laboratories, Inc.
Clearstone Central Laboratories (Canada) Inc.
Clearstone Central Laboratories (China) Inc.
Clearstone Central Laboratories (Singapore) Pte. Ltd.
Clearstone Central Laboratories (U.S.) Inc.
Clearstone Holdings (International) Ltd.
Clipper Holdings, Inc.
Colorado Coagulation Consultants, Inc.
Consolidated Medical Services, Inc.
Correlagen Diagnostics, Inc.
Cytometry Associates, Inc.
Czura Thornton (Hong Kong) Limited
DCL Acquisition, Inc.
DCL Medical Laboratories, LLC
DCL Sub LLC
Decision Diagnostics, LLC (aka DaVinici/Medicorp LLC)
Diagnostic Services, Inc.
DIANON Systems, Inc.
DL Holdings Limited Partnership
Dynacare - Gamma Laboratory Partnership
Dynacare Company
Dynacare G.P. Inc.
Dynacare Holdco LLC
Dynacare Laboratories Limited Partnership
Dynacare Laboratories Inc.
Dynacare Northwest Inc.
Dynacare Realty Inc.
DynaLifeDX Diagnostic Laboratory Services
DynalifeDX Infrastructure Inc.
Endocrine Sciences, Inc.
Esoterix Genetic Counseling, LLC
Esoterix Genetic Laboratories, LLC
Esoterix, Inc.
Execmed Health Services Inc.
FirstSource Laboratory Solutions, Inc.
Gamma-Dynacare Central Medical Laboratories GP Inc.
Gamma-Dynacare Central Medical Laboratory Limited Partnership
GDML Medical Laboratories Inc
GeneScreen, Inc.
Glen Ames LLP
HHLA Lab-In-An-Envelope, LLC

Home Healthcare Laboratory of America, LLC
IDX Pathology, Inc.
Lab Delivery Service of New York City, Inc.
LabCorp Dialysis Services, Inc.
Labwest, Inc.
LabCorp BVBA
LabCorp Development Company
LabCorp Japan, G.K.
LabCorp Limited
LabCorp Specialty Testing Billing Service, Inc.
LabCorp Specialty Testing Group, Inc.
LabCorp Tennessee, LLC
Laboratory Corporation of America (LCA)
Laboratory Corporation of America Holdings (LCAH)
LCAH Clipper, LP
LDS Diagnostic Laboratories Inc
Lifecodes Corporation
Litholink Corporation
Medtox Diagnostics, Inc.
Medtox Laboratories, Inc.
Medtox Scientific, Inc.
Monogram Biosciences, Inc.
Monogram Biosciences UK Limited
National Genetics Institute
New Brighton Business Center LLC
New Imaging Diagnostics, LLC
New Molecular Diagnostics Ventures LLC
NWT Inc.
Orchid Cellmark Inc.
Orchid Cellmark Ltd.
Orchid Cellmark ULC
PA Labs, Inc.
Path Lab Incorporated
Persys Technology Inc.
Princeton Diagnostic Laboratories of America, Inc.
Protedyne Corporation
ReliaGene Technologies, Inc.
Rix Ltd.
SW/DL LLC
Tandem Labs Inc.
The Biomarker Factory, LLC
Trainor Laboratory
United/Dynacare LLC
Viro-Med Laboratories, Inc.

Dynacare non-operating entities identified subsequent to the acquisition of Dynacare Inc. on July 25, 2002
1004679 Ontario Limited
563911 Ontario Limited
794475 Ontario Inc.
829318 Ontario Limited
854512 Ontario Limited
879606 Ontario Limited
900747 Ontario Ltd.
925893 Ontario Limited
942487 Ontario Ltd.
942489 Ontario Ltd.
942491 Ontario Limited
942492 Ontario Ltd.
947342 Ontario Ltd.
949235 Ontario Ltd.
958069 Ontario Inc.
977681 Ontario Inc.
978550 Ontario Ltd.
978551 Ontario Ltd.
Amherstview Medical Centre Developments Inc.
DHG Place Du Centre Clinique
Dynacare Canada Inc.
Dynacare International Inc.
Glen Davis Equities Ltd.
L.R.C. Management Service Inc.
Lawrence-Curlew Medical Centre Inc.
Roselat Developments Limited
St. Joseph's Health Centre
Stockwin Corporation Ltd.
Thistle Place Care Corp.
Toronto Argyro Medical Laboratories Ltd.
Woodstock Medical Arts Building Inc.